EXHIBIT 10.2

REWARDS NETWORK INC.

2006 NON-EMPLOYEE DIRECTOR AWARDS PROGRAM

ARTICLE I

Purposes

The purposes of this 2006 Non-Employee Director Awards Program, which is being adopted by the Board of Directors of Rewards Network Inc. pursuant to Section 6 of the Rewards Network Inc. 2006 Long-Term Incentive Plan are (i) to provide for the quarterly grant under the Program to Non-Employee Directors of, at the Non-Employee Director’s election, either cash or a number of shares of Common Stock having a fixed dollar value, (ii) to provide Non-Employee Directors who elect to receive shares with the opportunity to defer the receipt of such shares and (iii) to provide for the quarterly grant to Non-Employee Directors of a Restricted Stock Award. All capitalized terms used in the Program shall have the meanings set forth in Article II.

ARTICLE II

Definitions

“2004 Program” means the Corporation’s 2004 Non-Employee Director Awards Program.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Corporation.

“Corporation” means Rewards Network Inc., a Delaware corporation.

“Deferral Account” means a bookkeeping account in the name of a Non-Employee Director who elects to defer, pursuant to the Program, all or a portion of his or her Director Shares and Restricted Stock Shares.

“Deferral Election” means an election to defer receipt of Restricted Stock Shares pursuant to Section 4.1 or Director Shares pursuant to Section 4.2.

“Director Shares” means the shares of Common Stock to be granted to Non-Employee Directors who choose to receive shares pursuant to Section 4.2 of this Program.

“Distribution Date” shall have the meaning set forth in Section 6.1.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Corporation.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value of such share, determined by such methods or procedures as shall be established from time to time by the Board, provided, however, that if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of a share of Common Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of a share of Common Stock on such date (or, if there was no trading or quotation in shares of Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

“Non-Employee Director” means any director of the Corporation who is not an officer or employee of the Corporation or any subsidiary of the Corporation.

“Plan” means the Corporation’s 2006 Long-Term Incentive Plan.

“Program” means this 2006 Non-Employee Director Awards Program.

“Program Year” means the 12-month period coincident with the calendar year.

“Quarterly Awards” means the quarterly awards, in the form of cash or Director Shares, that Non-Employee Directors are eligible to receive pursuant to Section 4.2 of this Program.

“Restricted Stock Award” means a restricted stock unit award granted to Non-Employee Directors pursuant to Section 4.1.

“Restricted Stock Shares” means shares of Common Stock that are to be issued upon the vesting of a Restricted Stock Award.

“Share Equivalent” means a bookkeeping unit credited to a Non-Employee Director’s Share Deferral Account having a value equal to one share of Common Stock.

“Termination Date” means the date on which a Non-Employee Director ceases to serve as a member of the Board.

ARTICLE III

Administration

The Program shall be administered by the Board. The Board shall, subject to the terms of this Program and the Plan, interpret this Program and the application thereof, and establish rules and regulations it deems necessary or desirable for the administration of this Program. All such interpretations, rules and regulations shall be final, binding and conclusive. The Board may delegate administrative duties under the Program to one or more agents, as it shall deem necessary or advisable.

ARTICLE IV

Director Awards

Section 4.1. Director Restricted Stock Awards.

(a) Restricted Stock Awards. On the date which is two full market days after each quarterly earnings announcement by the Corporation, each person who on such date is a Non-Employee Director shall receive a restricted stock unit award (the “Restricted Stock Award”) with respect to 2,000 shares of Common Stock. The Restricted Stock Award shall be granted pursuant to a Restricted Stock Award Agreement between the Corporation and the Non-Employee Director. The Restricted Stock Award shall vest on account of the Non-Employee Director’s continued service on the Board (i) on the first anniversary of the grant date with respect to one-third of the number of shares of Common Stock subject to the Restricted Stock Award on the grant date, rounded up to the nearest whole share, (ii) on the second anniversary of the grant date with respect to one-third of the number of shares of Common Stock subject to the Restricted Stock Award on the grant date, rounded down to the nearest whole share and (iii) on the third anniversary of the grant date with respect to the remaining shares of Common Stock subject to the Restricted Stock Award. The vesting of the Restricted Stock Award shall accelerate upon a Change in Control, as defined in the Plan. If the Non-Employee Director’s service on the Board terminates for any reason, the Non-Employee Director shall forfeit all rights with respect to the shares of Common Stock which are not vested as of the effective date of the Non-Employee Director’s termination of service on the Board and such unvested portion of the Restricted Stock Award shall be cancelled by the Corporation.

(b) Election. Prior to each Program Year, Non-Employee Directors may elect to defer the receipt of the Restricted Stock Shares otherwise issuable upon the vesting of the Restricted Stock Awards granted during such Program Year. If the Non-Employee Director makes no election, he or she will receive such Restricted Stock Shares upon the vesting of such shares. A person who becomes a Non-Employee Director after the first day of any Program Year shall be permitted to make the election described in this Section 4.1(b) not later than 30 days after becoming a Non-Employee Director, and such election shall apply to Restricted Stock Awards granted during such Program Year. The election made by each Non-Employee Director for Restricted Stock Awards granted during 2006 under the 2004 Program shall apply to Restricted Stock Awards granted in 2006 under the Program.

Section 4.2. Quarterly Awards.

(a) Eligibility for Quarterly Awards. On the last trading day of each respective calendar quarter, each Non-Employee Director will be eligible to receive a Quarterly Award consisting of a Non-Employee Director Fee. In addition, as part of the Quarterly Award, (i) the Chairman of the Board of Directors as of such date will be eligible to receive a Board Chairman Fee, (ii) the Audit Committee Chair as of such date will be eligible to receive an Audit Committee Chair Fee, and (iii) each other member of the Corporation’s Audit Committee as of such date will be eligible to receive an Audit Committee Member Fee. The Corporate Governance Committee will determine the amount of each of the fees that is a part of the Quarterly Award. Each Non-Employee Director may receive his or her Quarterly Award in cash or in a number of shares of

Common Stock determined by dividing the Quarterly Award by the Fair Market Value of a share of Common Stock determined on the last trading day of the applicable calendar quarter. Fractional shares will be disregarded.

(b) Election. Prior to each Program Year, Non-Employee Directors shall elect whether they wish to receive their Quarterly Awards for such Program Year in the form of cash or Director Shares and, if they wish to receive their Quarterly Awards in Director Shares, whether they wish to receive such Director Shares on a deferred basis. If the Non-Employee Director makes no election, he or she will receive cash. A person who becomes a Non-Employee Director after the first day of any Program Year shall be permitted to make the election described in this Section 4.2(b) not later than 30 days after becoming a Non-Employee Director, and such election shall apply to subsequent Quarterly Awards earned during such Program Year.

(c) Payment of Awards. For directors who are to receive cash or non-deferred Director Shares, the Corporation shall pay such cash, or issue such non-deferred Director Shares, promptly following the day on which the Non-Employee Director becomes eligible to receive such cash or non-deferred Director Shares. For directors who elect to receive deferred Director Shares, such deferred Director Shares will be distributed in accordance with the terms of this Program.

(d) Deferral Election for 2006. The deferral election made by each Non-Employee Director for 2006 with respect to the 2004 Program shall apply for 2006 with respect to the Program.

ARTICLE V

Deferral Accounts

Section 5.1. Deferral Account. All Director Shares and Restricted Stock Shares deferred pursuant to a Non-Employee Director’s Deferral Election under the Program shall be credited to a Deferral Account maintained on behalf of such Non-Employee Director as of the date on which, in the absence of a Deferral Election, the Non-Employee Director would otherwise have received the Director Shares or Restricted Stock Shares. A Non-Employee Director shall be fully vested at all times in the balance of his or her Deferral Account.

Section 5.2. Crediting of Share Equivalents. The Deferral Account of a Non-Employee Director will be credited with Share Equivalents equal to the number of Director Shares and Restricted Stock Shares the Non-Employee Director has elected to defer pursuant to Article IV. An amount equal to the number of Share Equivalents in a Non-Employee Director’s Deferral Account multiplied by the dividend paid on a share of Common Stock on each dividend payment date shall be credited to the Non-Employee Director’s Deferral Account within 10 days after the dividend payment date and “invested” in additional Share Equivalents as though such dividend credit was deferred Director Shares or Restricted Stock Shares for such year. The number of shares of Common Stock to be paid to a Non-Employee Director on a Distribution Date, as defined in Section 6.1, shall be equal to the number of Share Equivalents accumulated in the Deferral Account on the Distribution Date divided by the total number of distributions to be made.

ARTICLE VI

Payment of Deferral Accounts

Section 6.1. Time and Method of Payment. Distribution of a Non-Employee Director’s Deferral Account shall be made in a single distribution or in installments as elected by the Non-Employee Director in the initial Deferral Election submitted by such Non-Employee Director under the Program; provided, however, that an election made by each Non-Employee Director prior to December 31, 2006 shall apply as the initial payment election under the Program. If a Non-Employee Director’s Deferral Account is payable in a single distribution, the distribution shall be made as soon as practicable after the first day of the Program Year following the Termination Date (the “Distribution Date”). If a Non-Employee Director’s Deferral Account is distributed in installments, then the Non-Employee Director’s Deferral Account shall be distributed in substantially equal annual installments over the period, not longer than 10 years, as elected by the Non-Employee Director, and commencing as of the Distribution Date.

Section 6.2. Change in Payment Election. A Non-Employee Director may elect to change the method of distribution in accordance with procedures prescribed by the Board; provided that such election shall not be effective unless (a) it is received by the Board prior to the Termination Date, (b) it is made at least 12 months prior to the date of the first scheduled distribution date and (c) the revised date of the first distribution is at least five years after the original date of the first distribution.

Section 6.3. Form of Distribution. The distribution of Share Equivalents shall be in whole shares of Common Stock with fractional shares disregarded.

ARTICLE VII

Payment Upon Death of a Non-Employee Director

Section 7.1. Payment to Beneficiary. In the event a Non-Employee Director dies before all Share Equivalents credited to his or her Deferral Account have been distributed, distribution of the Non-Employee Director’s Deferral Account shall be paid or shall commence to the Non-Employee Director’s beneficiary in the form of distribution elected by the Non-Employee Director.

Section 7.2. Designation of Beneficiary. Each Non-Employee Director may file with the Corporate Secretary a written designation of one or more persons as such Non-Employee Director’s beneficiary or beneficiaries (both primary and contingent) in the event of the Non-Employee Director’s death. Each beneficiary designation shall become effective only when filed in writing with the Corporate Secretary during the Non-Employee Director’s lifetime on a form prescribed by the Corporation. The filing with the Corporate Secretary of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Non-Employee Director fails to designate a beneficiary, or if all designated beneficiaries of a Non-Employee Director predecease the Non-Employee Director, then the Deferral Account shall be paid to the Non-Employee Director’s estate. The beneficiary designation made by each Non-Employee Director with respect to the 2004 Program shall apply with respect to the Program.

ARTICLE VIII

General

Section 8.1. Relationship to Plan. This Program has been adopted by the Board under the terms of the Plan. Director Shares, Restricted Stock Awards and Restricted Stock Shares granted hereunder shall be deemed to have been granted under the Plan. The number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock issued under this Program.

Section 8.2. Effective Date; Termination. This Program shall be effective as of the Effective Date. The Board may terminate this Program at any time. Except as provided herein, termination of this Program shall not affect the payment of any amounts credited to a Non-Employee Director’s Deferral Account. The Board may, in its discretion, terminate the Program and accelerate the payment of all Deferral Accounts (i) within 12 months of a corporate dissolution taxed under section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A); (ii) within 30 days preceding or within 12 months following a change in control event, as defined in Treasury Regulation §1.409A-2(g)(4)(i) or (iii) upon any other termination event permitted under section 409A of the Code.

Section 8.3. Amendments. The Board may amend this Program as it shall deem advisable, subject to any requirements of applicable law, rule or regulation. No amendment may impair the rights of a Non-Employee Director to distribution of his or her Deferral Account without the consent of such Non-Employee Director.

Section 8.4. Non-Transferability of Benefits. No benefit distributable at any time under the Program shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter distributable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his or her benefits under the Program, or if by any reason of his or her bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Program, then the Board, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Program and hold or apply them for or to the benefit of such person entitled thereto under the Program or his spouse, children or other dependents, or any of them, in such manner as the Board may deem proper.

Section 8.5. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Share Equivalents credited to each Deferral Account under the Program shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive.

Section 8.6. Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the Share Equivalents in the Deferral Account of a Non-Employee Director that are not distributed because of the Board’s inability, after a reasonable search, to locate a Non-Employee Director or his or her beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Corporation under the Program and the Non-Employee Director or beneficiary, as applicable, shall have no further right to his Deferral Account.

Section 8.7. Governing Law. This Program and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

Section 8.8. Compliance With Section 409A of Code. This Program is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. The Board shall have the discretion and authority to amend the Program at any time to satisfy any requirements of section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Program.